 Exhibit 99.33

PolyMet Mining Corp.
390 - 3600 Lysander Lane
Richmond, BC V7B 1C3
CANADA

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with PolyMet Mining Corp., a British Columbia company (the “Company”), as follows:

1.
Subject to the terms and conditions of this subscription agreement (this “Subscription Agreement”), the Investor will purchase from the Company, and the Company will issue and sell to the Investor on a private placement basis, (i) an aggregate of 13,333,333 common shares (the “Shares”) of the Company, no par value (the “Common Shares”), and (ii) warrants, in the form attached hereto as Exhibit A (the “Warrants”), to purchase up to an aggregate of 2,600,000 common shares (the “Warrant Shares”, and collectively with the Shares and Warrants, the “Securities”), for an aggregate purchase price of US$19,999,999.50 (the “Offering”).

2.
The proceeds of the Offering will be made available by the Company to Poly Met Mining Inc. (the “Subsidiary”) for (a) repayment of US$7.0 million of notes payable to Cliffs Erie L.L.C. (together with interest due and payable), and (b) permitting and other costs (including, without limitation, general corporate expenses) associated with the development of the NorthMet mine and Erie Plant facilities in St. Louis County, Minnesota (together with all related property and assets, the "Project").

3.
The closing (the “Closing”) of the purchase and sale of the Shares and Warrants shall occur within 3 Business Days following satisfaction of all of the conditions set forth in Paragraphs 10 and 11 and, in any event, Closing shall occur no later than February 29, 2012 (the “Closing Date”) at 10:00 am (New York time) at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174.

4.
The Company shall promptly upon receipt of this executed Subscription Agreement issue a press release and file a Report of Foreign Private Issuer on Form 6-K, together disclosing all material aspects of the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by applicable laws, rules and regulations.

5.
The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date, as set forth below, and acknowledges that the Company is relying upon these representations and warrants in connection with the entering into of this Subscription Agreement:

(a)
The Investor has all necessary approvals of its directors, partners, shareholders or trustees and all requisite power and authority to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Investor hereunder.

(b)	The Investor is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation.

(c)
This Subscription Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of the Investor, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(d)
The execution, delivery and performance by the Investor of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a breach of or default under any of the Investor’s constating documents, by-laws or resolutions or any agreement to which the Investor is a party or by which it is bound.

(e)
The Investor is resident in the jurisdiction specified under the heading “Address” on the Investor Signature Page below. The Investor understands there are risks associated with an investment in the Securities and that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Securities and there is no government or other insurance covering the Securities. The Investor confirms that it has been advised to consult its own legal and financial advisors with respect to the suitability of the Securities as an investment for the Investor and, except as otherwise provided herein, has not relied upon any statements made by or purporting to have been made on behalf of the Company in deciding to subscribe for the Securities; it has been independently advised by its own legal counsel as to the full particulars of restrictions with respect to trading in the Securities imposed by applicable securities laws, it confirms that no representation (written or oral) has been made to it by or on behalf of the Company with respect thereto, it acknowledges that it is aware of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under applicable securities laws until expiry of the applicable “hold period” or “restricted period” and in compliance with the other requirements of applicable securities laws and that it is solely responsible for compliance with such resale restrictions, and it agrees that any certificate representing the Securities will bear a legend substantially similar to the following:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF], BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF POLYMET MINING CORP. ("THE ISSUER") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS OF STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, [THE HOLDER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] [THIS SECURITY] MUST NOT TRADE [THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] [THIS SECURITY] BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

The Investor acknowledges that it and/or the Company may be required to provide applicable securities regulatory authorities with certain information relating to the issuance of the Securities and the Investor agrees that it will provide to the Company, on request, such information as may be reasonably required by the Company in order to comply with the foregoing.

(f)
The Investor is: (i) purchasing the Shares and Warrants as principal for an acquisition cost of not less than $150,000 paid in cash at the time of the trade and was not created or used solely to purchase or hold the Shares and Warrants in reliance on the prospectus exemption set forth in Section 2.10 of National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”); or (ii) an “accredited investor” as defined in NI 45-106 and is purchasing the Shares and Warrants, or deemed by NI 45-106 to be purchasing the Shares and Warrants, as principal and it was not created solely to purchase or hold the Shares and Warrants nor is it a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction.

(g)
The Investor: (i) has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities and has so evaluated the merits and risks of such investment; (ii) is capable of assessing the proposed investment in the Securities as a result of the Investor’s own experience or as a result of advice received from a person registered under applicable securities legislation; (iii) is aware of the characteristics of the Securities and the risks relating to an investment therein; and (iv) is able to bear the economic risk of loss of its investment in the Securities.

(h)
The Investor confirms that neither of the Company, nor any of its directors, employees, officers, affiliates, or agents have made any representations (written or oral) to the Investor regarding the future value of the Securities.

(i)
The Investor is acquiring the Securities for its own account, or an account over which it has investment discretion, and not with a view towards, or for resale in connection with, the public sale or distribution thereof.  The Investor does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.  The Investor is not a broker-dealer registered with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(j)
At the time the Investor was offered the Shares and Warrants, it was, at the date hereof it is, and on the Closing Date and on each date on which it exercises any Warrants it will be, either (i) an “accredited investor” as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the “Securities Act”) or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(k)
The Investor and its advisors and representatives have done such due diligence and other investigation of the Company as the Investor has determined, after consultation with its advisors and representatives, is appropriate in the circumstances.  The Investor and its advisors and representatives have been furnished with all documents, information and due diligence materials that have been requested by the Investor and/or its advisors and representatives.  The Investor and its advisors and representatives have been afforded the opportunity to ask questions of representatives of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors or representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein.

(l)
No person will have, as a result of the transactions contemplated by this Subscription Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of the Investor.

(m)
The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(n)
The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(o)
The Investor understands that the Securities are “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that the Securities have not been and, except as contemplated in the registration rights agreement between the Company and the Investor dated of even date herewith (the “Registration Rights Agreement”), are not required to be registered for resale under the Securities Act or any state securities laws, and may be offered for resale, assigned or transferred (each, a “transfer”) pursuant only to (A) an effective registration statement under the Securities Act, (B) Regulation S under the Securities Act, or (C) an applicable exemption from registration under the Securities Act, provided that in connection with the transfer of the Securities pursuant to (C) above, the Investor shall have delivered to the Company an opinion of counsel of recognized standing, reasonably satisfactory to the Company and its counsel, to the effect that such Securities may be transferred without registration under the Securities Act, including pursuant to Section 4(1) under the Securities Act or Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”), provided that no such opinion shall be required in the event of any such proposed transfer pursuant to Rule 144 where there is no current information requirement and provided further that in connection with any resale pursuant to (B) above the Investor shall have delivered a declaration in such form as the Company may prescribe from time to time, and, if required by the registrar and transfer agent for the Securities, an opinion of counsel of recognized standing reasonably satisfactory to the Company and its counsel, to the effect that the proposed resale may be effected without registration under the Securities Act. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement.

(p)
The Investor understands that the offer, sale and issuance of the Securities is conditional upon such offer, sale and issuance being exempt from the requirements to file and obtain a receipt for a prospectus or to deliver an offering memorandum, and the requirement to be a registered dealer, or upon the issuance of such orders, consents or approvals as may be required to enable such sale (or issuance, as the case may be) to be made without complying with such requirements, and that as a consequence of acquiring the Securities pursuant to such exemptions: (i) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages in the event of a misrepresentation will not be available to the Investor in connection with the purchase and sale of the Shares and Warrants; (ii) securities laws may not provide the Investor with an adequate remedy in the event that the Investor suffers investment losses in connection with the Securities subscribed for; (iii) the Investor may not receive information that would otherwise be required to be given under securities laws; and (iv) the Company is relieved from certain obligations that would otherwise apply under applicable securities laws.

(q)
Except as otherwise provided herein, the Investor has relied solely upon publicly available information relating to the Company and not upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and the Investor has not received or been provided with, nor has it requested, nor does it have any need to receive, any prospectus, offering memorandum or any other document (other than annual financial statements, interim financial statements or any other document (excluding offering memoranda, prospectuses or other offering documents) the content of which is prescribed by statute or regulation and which has been publicly filed on the System for Electronic Data, Analysis and Retrieval (“SEDAR”)) describing the business and affairs of the Company, which has been prepared for delivery to and reviewed by prospective purchasers in order to assist them in making an investment decision in respect of securities of the Company.

(r)
As of the date hereof and upon consummation of the transactions contemplated under the Amendment and Waiver (as defined below), the Investor is the direct or indirect beneficial owner, or exercises control or direction over, the securities of the Company set out on the Investor Signature Page hereto.

(s)
Neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription Agreement, engaged in any transactions in the securities of the Company or has violated its obligations of confidentiality with respect to the Offering since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby.  The Investor covenants that neither it, nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed.  Notwithstanding the foregoing, in the case of an Investor and/or its affiliates that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s or affiliates assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or affiliates assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Subscription Agreement.

(t)	The Investor has sufficient funds to pay the aggregate subscription price in accordance with the terms of this Subscription Agreement.

6.
The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as set forth below, and acknowledges that the Investor is relying upon these representations and warrants in connection with the entering into of this Subscription Agreement:

(a)
The Company has all necessary approvals of its directors and shareholders and all requisite power and authority to execute and deliver this Subscription Agreement and the Warrants, to perform all of its obligations hereunder and thereunder, and to undertake all actions required of the Company hereunder and thereunder.

(b)	The Company is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

(c)
This Subscription Agreement and the Warrants have duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

(d)
The execution, delivery and performance by the Company of this Subscription Agreement and the Warrants and the completion of the transactions contemplated hereby and thereby do not and will not result in a violation of any law, regulation, order or ruling, including securities laws, applicable to the Company, and do not and will not constitute a breach of or default under any of the Company’s constating documents, by-laws or resolutions or any agreement to which the Company is a party or by which it is bound.

(e)
The SEDAR database contains in a publicly available format, complete and correct copies of all financial statements, reports, schedules, forms, statements and other documents filed with or furnished to the Canadian Securities Administrators (the “CSA”) by the Company since January 1, 2009 (together with all exhibits and schedules thereto and documents and other information incorporated therein by reference, the “CSA Documents”). The Company has filed with or furnished to the CSA each CSA Document required by law to be filed or furnished since January 1, 2009, and none of the CSA Documents at the time it was filed or furnished contained any untrue statement of a material fact or omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Except to the extent that information contained in any CSA Document filed or furnished and publicly available (a “Filed CSA Document”) has been revised or superseded by a later filed or furnished Filed CSA Document, none of the CSA Documents contains any untrue statement of a material fact or omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  The comparative financial statements (including the related notes) of the Company included in the CSA Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the rules of the CSA with respect thereto, have been prepared in accordance with generally accepted accounting principles in effect from time to time in Canada (“GAAP”) (including, for clarity, International Financial Reporting Standards) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal and recurring year-end audit adjustments and provided that such unaudited interim financial statements may omit notes that are not required in the unaudited financial statements).

(f)
The Company has filed or furnished all periodic reports (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the U.S. Securities and Exchange Commission (“SEC”) since January 1, 2009 (such reports, as respectively amended since the time of their respective filings, “Company SEC Reports”). The Company SEC Reports: (a) were prepared in accordance with, and complied in all material respects with, the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to such Company SEC Reports, and (b) did not at the time they were filed or furnished contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in the case of each of the preceding clauses (a) and (b) to the extent corrected on or prior to the date of this Subscription Agreement, by the filing or furnishing of the applicable amending or superseding Company SEC Reports. None of the Company SEC Reports is the subject of outstanding SEC comments or, to Company’s knowledge, ongoing SEC review.

(g)
No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any person or entity is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Subscription Agreement and the Warrants, except for such filings and notifications as may be required to be made by the Company with the CSA, the SEC or pursuant to state or local securities laws or the rules and regulations of the Toronto Stock Exchange (the “TSX”) and the NYSE Amex (the “NYSE Amex”).  Assuming the accuracy of each of the representations and warranties set forth in Paragraph 5, the issue of the Shares and the Warrant Shares upon exercise of the Warrants is exempt from the prospectus and registration requirements of Canadian securities laws and from registration under the Securities Act and any applicable U.S. state securities or “Blue Sky” laws and, if effected in the manner contemplated under this Subscription Agreement and the Warrants, such issuance will be in accordance with the rules of the TSX and the NYSE Amex.

(h)
Upon the Closing, the Shares and the Warrants will be duly authorized and validly issued and outstanding Common Shares and Warrants, as the case may be, registered in the name of the Investor (or as it may direct in writing), and upon receipt of the purchase price by the Company, the Shares and Warrants, as the case may be, will be fully paid and non-assessable and shall be free and clear of any liens.  Upon exercise in accordance with the Warrants, the Warrant Shares will be duly authorized and validly issued and outstanding Common Shares, registered in the name of the Investor (or as it may direct in writing), and upon receipt of the full exercise price for the Warrant Shares, the Warrant Shares will be fully paid and non-assessable and shall be free and clear of any liens.

(i)
The issuance of the Shares and Warrants by the Company under this Subscription Agreement does not contravene, conflict with or result in a violation of the Company’s constating documents, by-laws or the terms of any agreement or instrument to which the Company is a party or by which it is bound.

(j)
The application of the shareholder rights plan of the Company dated as of December 4, 2003 and as amended and restated on May 25, 2007 and January 16, 2008 (the "Rights Plan"), has been waived by the Board of Directors of the Company in connection with the Offering and the transactions contemplated herein with respect to the Amendment and Waiver (as defined herein) and the Amended and Restated Exchange Warrant (as defined herein) and will continue to ensure that the Rights Plan does not apply to any such transactions.

(k)
Neither the Company, nor any of its subsidiaries or its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.  The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(l)
None of the Company, its subsidiaries, any of its  affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(m)
The Company is not and, after giving effect to the offering and sale of the Securities as described in this Subscription Agreement and the application of the proceeds thereof, will not be an “investment company” as defined in the United States Investment Company Act of 1940.

7.
This Subscription Agreement will involve no obligation or commitment of any kind until this Subscription Agreement is accepted and countersigned by or on behalf of the Company.  The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Subscription Agreement shall constitute written confirmation of the Company’s offering and sale of Shares and Warrants to such Investor.

8.
All covenants, agreements, representations and warranties herein will survive the execution of this Subscription Agreement, the delivery of the Shares and Warrants being purchased and the payment therefor.  Any investigation by or knowledge of the Investor and its advisors shall not mitigate, diminish or affect the representations and warranties of the Company pursuant to this Subscription Agreement.

9.
Concurrently with or prior to execution of this Subscription Agreement, the Company delivered to the Investor certified resolutions of the Board of Directors of the Company waiving the application of the Rights Plan to the Offering and the transactions contemplated herein with respect to the Amendment and Waiver (as defined herein) and the Amended and Restated Exchange Warrant (as defined herein).

10.	On or prior to the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(a)
this Subscription Agreement, a certificate representing the Warrants, the Registration Rights Agreement, the Amendment and Waiver Agreement among the Company, the Investor and PolyMet Mining Inc., dated of even date herewith (the “Amendment and Waiver”) and the Amended and Restated Exchange Warrant (as defined below), in each case, duly executed by the Company; and

(b)	the share certificate evidencing the Shares.

11.
The obligation of the Investor hereunder to purchase the Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)	The Company shall have delivered to the Investor the applicable deliverables set forth in Paragraph 10.

(b)
The Investor shall have received the opinion of Troutman Sanders LLP dated as of the Closing Date in form and substance satisfactory to the Investor and its legal counsel, acting reasonably and shall have received the opinion of Farris, Vaughan, Wills & Murphy LLP (or other counsel reasonably satisfactory to the Investor) dated as of the Closing Date covering the matters set forth on Exhibit B hereto.

(c)
The representations and warranties of the Company shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company prior to the Closing Date and the Investor shall have received a certificate signed on behalf of the Company by the chief financial officer and chief executive officer to such effect and certifying the matters referred to in Paragraphs 11(e) through (g) inclusive.

(d)
Receipt by the Investor from the Company of a copy of resolutions adopted by its Board of Directors, certified to be true, accurate and complete, in full force and effect as of the Closing Date, approving the execution of this Subscription Agreement and the Warrants and the consummation of the transactions contemplated herein and therein and the waiver of the application of the Company's shareholders rights plan to the transactions contemplated herein including those specified in paragraph 13 hereof.

(e)
The Company shall have obtained all governmental or regulatory consents and approvals, if any, necessary for the sale of the Securities, including customary TSX and NYSE Amex share listing approval with respect to the Shares and the Warrant Shares.

(f)
There shall be no actions, suits or proceedings to prohibit, condition or materially limit the ownership or full rights of ownership of any of the Securities and no order, ruling or determination having the effect of suspending the issuance or ceasing the trading of any of the Securities having been issued or made by any stock exchange, securities commission, court or other regulatory authority and be continuing in effect.

(g)
The Company shall not have (i) become insolvent, (ii) dissolved, (iii) ceased to do business, (iv) filed for bankruptcy, (v) have filed against it a petition in bankruptcy or (vi) taken, or failed to oppose, any action in furtherance of the foregoing.

12.
The obligation of the Company hereunder to issue and sell the Shares and Warrants to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)	The Investor shall have duly executed and delivered to the Company this Subscription Agreement, the Registration Rights Agreement and the Amendment and Waiver.

(b)
The Investor shall have delivered to the Company the purchase price for the Shares and the Warrants being purchased by the Investor at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)
The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Investor prior to the Closing Date and the Company shall have received a certificate signed on behalf of the Investor by two senior officers of the Investor to such effect.

(d)	The offering, sale and issuance of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

13.
The Company and the Investor acknowledge that the right of first refusal contained in paragraphs 11, 12 and 13 of the subscription agreement dated November 12, 2010 between the Company and Investor is in full force and effect, unamended, and shall continue in full force and effect until such time the Company and Investor, agree in writing, that such right of first refusal is amended or terminated.  Notwithstanding any other provision of this Subscription Agreement, this Paragraph 13 shall survive the termination or completion of the Offering under this Subscription Agreement.

14.
The Company and the Investor acknowledge that simultaneously with the execution of this Subscription Agreement, they will each execute and deliver (i) the Amendment and Waiver, pursuant to which the Company and the Investor will, among other things, (1) waive certain provisions of the Purchase Agreement, dated as of October 31, 2008, as amended (the “Purchase Agreement”) and (2) amend certain provisions of (A) the Company’s outstanding Floating Rate Secured Debentures held by the Investor and issued pursuant to the Purchase Agreement, and (B)  warrants to purchase 3,000,000 Common Shares held by the Investor; and (ii) an Amended and Restated Exchange Warrant (the “Amended and Restated Exchange Warrant”) which is exercisable by the Investor for Common Shares of the Company in an amount equal to the principal amount of the Floating Rate Secured Debentures divided by US$1.50.

15.
All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified domestic mail, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

If to the Company, to:

PolyMet Mining Corp. 390 - 3600 Lysander Lane Richmond, BC V7B 1C3 CANADA Attention: Douglas J. Newby, Chief Financial Officer Facsimile: (604) 248-0940

with a copy to:

Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 Attention: Henry I. Rothman, Esq. Facsimile: (212)704-5950

If to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

16.
The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

17.
This Subscription Agreement may be terminated by the Investor or the Company, by notice to the other party, if any of the conditions set forth in Paragraphs 10 and 11, as the case may be, have not be satisfied or waived at or before the Closing or by the Investor if Closing has not occurred by February 29, 2012; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

18.
This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.  This Subscription Agreement will be governed by the internal laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law). This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file.

[signature page follows]

INVESTOR SIGNATURE PAGE

Number of Shares	13,333,333
Number of Warrants	2,600,000
Aggregate Purchase Price:	US$19,999,999.50

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: November 30, 2011

GLENCORE AG
INVESTOR

By:	/s/ Daniel Maté

Print Name:	Daniel Maté

Title:	Officer

By:	/s/ Richard Marshall

Print Name:	Richard Marshall

Title:	Officer

Taxpayer Identification Number:

Address:	Glencore AG
Baarermattstrasse 3
CH-6341 Baar
Switzerland

SECURITIES OF THE COMPANY BENEFICIALLY OWNED OR CONTROLLED BY THE INVESTOR:

Following completion of the Offering and the related transaction, the Investor will hold:

1.
Floating Rate Secured Debentures, in the aggregate principal amount of US$25,000,000, plus capitalized interest of approximately US$3,600,000, due the earlier to occur of (i) the date which is 10 business days after the date on which (1) the Subsidiary and/or the Company receive all permits required to commence construction of the Project in form and substance satisfactory to Glencore, acting reasonably, and (2) Senior Construction Financing (as defined in the Purchase Agreement) is made available to the Subsidiary and/or the Company, in form and substance satisfactory to Glencore, acting reasonably and (ii) September 30, 2014;

2.
an Amended and Restated Exchange Warrant exercisable from time to time, to purchase the Company’s common shares in an amount equal to the principal amount of the outstanding Floating Rate Secured Debentures divided by US$1.50.  Notwithstanding the foregoing, pursuant to an Amended and Restated Exchange Warrant, at the maturity date of the outstanding Floating Rate Secured Debentures, if (1) the Subsidiary and/or the Company have received all permits required to commence construction of the Project in form and substance satisfactory to the Investor, acting reasonably, and (2) Senior Construction Financing made available to the Subsidiary and/or the Company, in form and substance satisfactory to Glencore, acting reasonably, the Investor will transfer the outstanding Floating Rate Secured Debentures to the Company in exchange for the issuance by the Company to the Investor of fully paid and non-assessable Common Shares equal to the principal amount of the outstanding Floating Rate Secured Debentures plus accrued and unpaid interest thereon divided by US$1.50;

3.	a warrant, exercisable from time to time, to purchase up to 3,000,000 Common Shares at US$1.50 per Common Share; and

4.	a warrant, exercisable from time to time, to purchase up to 2,600,000 Common Shares at US$1.50 per Common Share.

The Investor owns directly 28,634,509 common shares of the Company and, following completion of the Offering, will own 41,967,842 Common Shares.

The Company is obligated to issue to the Investor, and the Investor is obligated to purchase from the Company, 5,000,000 Common Shares on the earlier of (i) the date of the Company’s funding requirement as set forth in the Company’s budget delivered to the Investor pursuant to that certain subscription agreement, dated as of November 12, 2010, (ii) the tenth business day following receipt by the Company of key permits, in forms reasonably acceptable to the Investor, that enable the Company to begin construction of the Project, and (iii) October 15, 2012.

SUBSCRIPTION AGREEMENT

Agreed and Accepted November 30, 2011

POLYMET MINING CORP.

By:	/s/ Douglas Newby
Name: Douglas Newby
Title: Chief Financial Officer